UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

Floridian Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-53589	20-4539279
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
175 Timacuan Boulevard, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (407) 321-3233

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FLORIDIAN FINANCIAL GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 3.02 Unregistered Sales of Equity Securities

On November 30, 2012, Floridian Financial Group, Inc. (the “Registrant”) closed sales of 350 units (the “Units”) to certain officers and directors of the Registrant and certain officers and directors of the Registrant’s wholly owned subsidiary banks, Floridian Bank and Orange Bank of Florida. The Units were offered and sold for a purchase price of $1,000 per Unit and the aggregate consideration received by the Registrant from the sale of the Units was $350,000. Each Unit consisted of (i) one share of the Registrant’s Series A Noncumulative Preferred Stock, $5.00 par value per share (the “Series A Preferred Stock”), and (ii) one warrant to purchase 10 shares of the Registrant’s common stock, $5.00 par value per share (the “Common Stock”). Each warrant is exercisable until December 31, 2017 at an exercise price of $6.00 per share of Common Stock. Shares of the Registrant’s Series A Preferred Stock are not convertible into or exchangeable for shares of any other class of stock of the Registrant.

The Units were offered and sold through a private offering (the “Offering”) that was exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), by reason of the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. No underwriter or placement agent was used in connection with the Offering nor was any commission or fees paid by the Registrant in connection with the sale of the Units.

Item 8.01 Other Events

On January 26, 2012, the board of directors of the Registrant approved and adopted an amendment to the Registrant’s articles of incorporation (the “Amendment”) to create the Series A Preferred Stock. The Amendment became effective upon its filing with the Florida Secretary of State on November 30, 2012 and did not require shareholder approval. The Amendment sets forth the rights and preferences of the Registrant’s Series A Preferred Stock. Specifically, the Amendment provides that the Registrant will pay a quarterly noncumulative dividend, subject to approval by the Registrant’s board of directors, to holders of Series A Preferred Stock at a per annum rate equal to 4% and, except as otherwise provided by applicable law, the Series A Preferred Stock does not have any voting rights. Furthermore, the Registrant is restricted from paying dividends on shares of any other class of its capital stock, other than a dividend or distribution payable in the Registrant’s common stock, unless full dividends on all outstanding shares of Series A Preferred Stock for the most recently completed calendar quarter have been or are contemporaneously declared and paid. Additionally, holders of Series A Preferred Stock are entitled to a liquidation preference of $1,000 per share plus the amount of any declared and unpaid dividends before payment or any distribution of assets of the Registrant is made to holders of the Registrant’s common stock.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles of Amendment to the Articles of Incorporation of Floridian Financial Group, Inc., dated November 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDIAN FINANCIAL GROUP, INC.
Date:	December 6, 2012	By:	/s/ Jorge F. Sanchez
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Incorporation of Floridian Financial Group, Inc., dated November 30, 2012.